ARTICLES OF INCORPORATION

                                       OF

                            NOONEY REALTY TRUST, INC.

         The undersigned natural person of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopts the following Articles of Incorporation:


                                   ARTICLE ONE

         The name of the corporation is "Nooney Realty Trust, Inc."

                                   ARTICLE TWO

         The address of the corporation's initial registered office in this state is 7701 Forsyth Boulevard, St. Louis, Missouri 63105 and the name of its initial agent at such address is Gregory J. Nooney, Jr.

                                  ARTICLE THREE

         The aggregate number of shares which the corporation shall have authority to issue is Five Million shares (5,000,000) of Common Stock all of which shall have a par value of one Dollar ($1.00) per share, amounting in the aggregate to Five Million Dollars ($5,000,000.00).

                                  ARTICLE FOUR

         No stock or other security of the corporation shall carry with it and no owner of any share or shares of stock or other security or securities of the corporation shall be entitled to any preferential or pre-emptive right whatsoever to acquire additional shares of stock or of any other security of the corporation.



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                                  ARTICLE FIVE

         The name and address of the incorporator is:

                                 Connie B. Walsh
                                 500 N. Broadway
                                   Suite 2000
                            St. Louis, Missouri 63102

                                   ARTICLE SIX

         The number of directors to constitute the first board of directors is nine. Thereafter, the number of directors shall be fixed by, or in the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.

                                  ARTICLE SEVEN

         The duration of the corporation is perpetual.

                                  ARTICLE EIGHT

         The Corporation is formed for the following purposes:

         1. To make investments in real estate primarily consisting of income producing property.

         2. To engage in any lawful activity for which a corporation may be organized under The General and Business Corporation Law of Missouri.

                                  ARTICLE NINE

         The board of directors is expressly authorized to make and adopt the original bylaws of the corporation. Such bylaws


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may be altered, amended or repealed or new bylaws may be adopted in lieu thereof by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote thereon; provided, however, that the board of directors may amend the bylaws of the corporation without the vote or consent of the shareholders in the event the board of directors deems such necessary to conform the bylaws to the requirements of the Internal Revenue Code of 1954, as amended, with respect to real estate investment trusts, to applicable state or federal securities laws or to other applicable state or federal laws or regulations.

         IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 12th day of June, 1984.

                                              /s/Connie B. Walsh
                                                 Connie B. Walsh
                                                 Incorporator

STATE OF MISSOURI                   )
                                    ) SS.
CITY OF ST. LOUIS                   )

         I, Mignon Sue Been, a notary public, do hereby certify that on the 12th day of June, 1984, personally appeared before me, Connie B. Walsh, who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

FILED AND CERTIFICATE OF                             /s/Mignon Sue Been
INCORPORATION ISSUED                                 Notary Public
JUN 14 1984
/s/James C. Kirkpatrick                              MIGNON SUE BEEN
                                                NOTARY PUBLIC-STATE OF MISSOURI
                                                        ST. LOUIS COUNTY
                                         MY COMMISSION EXPIRES DECEMBER 30, 1985

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RECEIVED JUN 25, 1984
/s/James C. Kirkpatrick   NOTICE THAT THE CHAIRMAN OF THE BOARD
Corporation Dept.          WILL ACT AS CHIEF EXECUTIVE OFFICER
Secretary of State

HONORABLE JAMES C. KIRKPATRICK                       Charter No.
SECRETARY OF STATE                                   00265409
STATE OF MISSOURI
JEFFERSON CITY, MO 65101

         Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

         1. The name of the Corporation is NOONEY REALTY TRUST, INC. The name under which it was originally organized was NOONEY REALTY TRUST, INC.

         2. Effective June 18, 1984 the chairman of the board of directors will also serve as the chief executive officer of the Corporation.

         IN WITNESS WHEREOF, the undersigned, James J. O'Connor III, Secretary, attests to this notice on the 18th day of June, 1984.

ATTEST:

/s/James J. O'Connor III
James J. O'Connor III
Secretary


STATE OF MISSOURI                   )
                                    ) SS.
COUNTY OF ST. LOUIS                 )

         I, Connie B. Walsh, a notary public do hereby certify that on this 18th day of June, 1984, personally appeared before me, James J. O'Connor III who, being by me first sworn, declared that he is the Secretary of Nooney Realty Trust, Inc., that he signed the foregoing document as Secretary of Nooney Realty Trust, Inc., and that the statements therein contained are true.


                                                     /s/Connie B. Walsh
                                                     Notary Public

My commission expires:
         CONNIE B. WALSH
   NOTARY PUBLIC-STATE OF MISSOURI
        CITY OF ST. LOUIS
MY COMMISSION EXPIRES JANUARY 9, 1988

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